UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Cape Bancorp, Inc. (the “Company”) was held on March 18, 2015 (the “Special Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's final Joint Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission on February 13, 2015. The final results of the stockholder votes are as follows:

Proposal 1 – A proposal to approve the Agreement and Plan of Merger, dated as of September 10, 2014, by and between Cape Bancorp, Inc. and Colonial Financial Services, Inc., and thereby to approve the transactions contemplated by the Merger Agreement, including the Merger of Colonial Financial Services, Inc. with and into Cape Bancorp, Inc.

The shareholders approved the proposal regarding the Agreement and Plan of Merger as follows:

For	Against	Abstain	Broker-Non Votes
8,430,077	112,622	455,560	—

Proposal 2 – A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger.

The shareholders approved the proposal regarding the adjournment of the Special Meeting as follows:

For	Against	Abstain	Broker-Non Votes
8,347,332	187,773	463,154	—

Item 8.01	Other Events

On March 18, 2015, the Company and Colonial Financial Services, Inc. (“Colonial Financial”) issued a joint press release announcing the receipt of Company shareholder approval and Colonial Financial shareholder approval, respectively. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: March 19, 2015	By:	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer